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                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
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     This Agreement, made as of December ___, 1996 by and between Anthony J.
Mendicino (hereinafter called "Employee"), and The Eastwind Group, Inc. ("Eastwind"), a corporation incorporated under the laws of the State of Delaware. In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

     1. Eastwind will employ the Employee as Senior Vice-President and Chief Operating Officer, or in such other comparable position as Eastwind's Board of Directors may reasonably determine. The Employee accepts such employment and will render such services as assigned to him from time to time by the Chairman, or Board of Directors of Eastwind, and generally he will be responsible for overseeing the operations of the subsidiary companies owned by Eastwind. The presidents of each subsidiary company will report to Employee and Employee will report directly to the Chairman and Chief Executive Officer of Eastwind. In addition, the Employee agrees to render such services upon all of the terms and conditions set forth in this Agreement and agrees to devote his best efforts on a full time basis in performing such duties.

     2. This Agreement will be for a term of one year beginning on January 1, 1997 and shall automatically renew thereafter for consecutive twelve (12) month periods unless terminated by either party upon written notice at least six months prior to the beginning of the next renewal year or unless earlier terminated as hereinafter set forth.

     3. Employee agrees that except for vacation periods, illnesses or as otherwise provided herein, he shall devote his whole and undivided working time, energies and attention during normal business hours of Eastwind, with the best of his skills and abilities in the furtherance of the business of Eastwind. Provided, however, Employee may devote a reasonable amount of time to his own personal, investment, charitable and civic activities, including service on Boards of Directors or Committees of other companies in which he has been involved (even if compensated for such service). Employee shall be entitled to four (4) weeks vacation annually and all holidays recognized by Eastwind.

     4. The base salary in the first year commencing January 1, 1997 will be $150,000 annually ($12,500 per month, payable semi-monthly). This salary will be reviewed annually under Eastwind's salary program in effect at that time.

     5. During the term of this Agreement the Employee will participate in Eastwind's Performance Bonus Program (the "Bonus") to be established and as in effect from time to time.

     6. During the term of this Agreement, Eastwind fringe benefits including health, pension, life and disability insurance benefits made available to other comparable salaried employees will be made available to the Employee.

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     7.   If Employee becomes disabled during the term of this Agreement as such is defined in Eastwind's disability plan, Employee will be entitled to Eastwind's applicable disability insurance benefits in place at the time of disability. This Agreement shall terminate as of the date Employee is eligible for disability benefits and Eastwind shall have no further obligations hereunder.

     8. Employee will be reimbursed by Eastwind for expenses incurred by him in connection with its business according to policies promulgated by it and upon presentation by Employee of customary and appropriate substantiation for such expenses.

     9. Employee will be reimbursed for automobile lease and maintenance expenses not to exceed, in the aggregate, $500 per month.

     10. Employee will be eligible to participate in Eastwind's stock option program for key employees known as its Incentive Stock Plans. The Eastwind Board of Directors has granted Employee options to purchase 55,000 shares of its Common Stock at market price on December 31, 1996, all as set forth in more detail in the Option Agreement attached hereto.

     11. If Employee should die during the term of this Agreement, this Agreement shall terminate as of the date of his death and Eastwind shall have no further obligations hereunder.

     12. Employee expressly covenants, warrants and agrees that during the term of this Agreement and for a period of one year thereafter, Employee shall not, without the prior written consent of Eastwind, directly or indirectly, as an owner, partner, shareholder or beneficial owner, agent, principal, consultant or in any other capacity:

          (a) engage in or acquire any financial or beneficial interest in the operation of any business (except as a stockholder in a public corporation or other entity in which his aggregate investment does not exceed 2% of the total equity investments in such entity) involving the sale, distribution and handling of products or services that directly competes with the businesses of Eastwind
              (i) within the United States and (ii) in any foreign area where Eastwind has operated its businesses, or

          (b) divert or attempt to divert any business of, or any of the customers or suppliers of Eastwind or its businesses, by direct or indirect inducements or otherwise, or

          (c) hire, attempt to hire or encourage the resignation of any employee of Eastwind by direct or indirect inducements or otherwise.

          The parties expressly agree and acknowledge that they are familiar with the businesses of Eastwind and believe that the covenants set forth in this
Section 12 are reasonable.

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If, notwithstanding such agreement and acknowledgment, a final, non-appealable judgement of a court of competent jurisdiction determines that any such covenant is unenforceable, then such covenant shall be reformed by reducing the time period, geographical area, or both, to make the covenant enforceable.

     13. Employee recognizes and acknowledges that the operations, methods, customer lists, trade secrets and other confidential or proprietary information of Eastwind (or otherwise related to its businesses) are valuable, special and unique. Employee shall keep confidential any trade secrets, confidential or proprietary information of Eastwind (or otherwise related to its businesses) which are now known to Employee or which hereafter may become known to Employee as a result of Employee's employment with Eastwind and shall not at any time, directly or indirectly, disclose any such information to any person, firm or corporation. For purposes of this Section 13, "trade secrets or other confidential or proprietary information" shall mean information (i) which is unique to Eastwind and which has a significant business purpose and is not known or generally available from sources outside Eastwind or from typical industry practice, or (ii) the disclosure of which would have a material adverse effect on its businesses.

     14. The parties acknowledge that a breach of paragraphs 12 or 13 of this Agreement may cause substantial injury to Eastwind which may be irreparable and/or in amounts difficult or impossible to ascertain. Employee hereby covenants and agrees that in the event that he breaches this Agreement, Eastwind shall have, in addition to all other remedies, the right to injunctive and other equitable relief.

     15. Employee may voluntarily terminate employment with Eastwind at any time. Eastwind may discharge Employee at any time with Cause or without Cause. Cause shall mean habitual intoxication, drug addiction, willful violation of any significant rule or regulation established by Eastwind, dishonesty, fraud or malfeasance in office; the willful and continued failure by Employee to substantially perform his duties (other than any such failure resulting from his incapacity due to a permanent disability); or the willful and continuous engaging by Employee in conduct which is demonstrably and materially injurious to Eastwind, monetarily or otherwise; and after a written demand for substantial performance is delivered to Employee by the Board of Directors of Eastwind, which demand shall specifically identify the manner in which the Board of Directors believes that Employee has not substantially performed his duties. Any of the foregoing to the contrary notwithstanding, no act, or failure to act, on the part of Employee shall be considered "willful" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of Eastwind; and the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of Eastwind at a meeting of such Boards called and held for that purpose, and following reasonable notice to Employee and an opportunity for him, to be heard before the full Board of Directors, finding that in the good faith opinion of the Board of Directors he was guilty of the conduct set forth above in the first sentence of this subsection and specifying the particulars thereof in detail.

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Upon such voluntary termination by Employee or termination for Cause by
Eastwind, this Agreement shall terminate and Eastwind shall have no further obligations hereunder, except as required by law. If Employee is discharged by Eastwind without Cause, this Agreement will terminate upon discharge and Eastwind will provide Employee with severance compensation by continuing to pay Employee his monthly base salary at the rate in effect at the time of his termination of his employment and by continuing his coverage under all Eastwind group insurance programs in which he is then enrolled, for a period of six months from the date of termination. This six month severance allowance is offered under the condition that Employee enter into the Non-Compete and confidentiality provisions contained in this Agreement.


     16. The parties hereto do not intend, and nothing in this Agreement shall be construed, to give any person other than the parties hereto and their respective successors and assigns, any legal or equitable benefit, right, remedy or claim, and no person other than the parties hereto and their respective successors and assigns shall have standing to assert the same.

     17. This Agreement constitutes the entire understanding of the parties hereto with respect to the matters referred to herein and supersedes all prior arrangements or understandings, written or oral, with respect thereto. Except as expressly set forth herein, the parties make no representation, warranty, covenant or agreement, whether express or implied, of any kind whatsoever.

     18. This Agreement is personal to the Employee. Employee specifically acknowledges and agrees that Eastwind may assign this Agreement to one or more of its successors in interest, subsidiaries, affiliates or any other person or organization which may hereafter acquire all or substantially all of the assets or business of Eastwind and such assignment shall be binding upon Employee and such assignee or successor in interest and shall be enforceable by them.

     19. All notices, disclosures or other communications which are required or permitted hereunder shall be deemed sufficiently given by one party to another party only if in writing and if and when actually received if hand delivered, personally or by a nationally recognized overnight delivery service, or international courier, which provides for a signed receipt, or as of five business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, addressed as follows:

     If to Eastwind:

          The Eastwind Group, Inc.
          100 Four Falls Corporate Center
          Suite 305
          West Conshohocken, PA  19428

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     If to Employee:

          Anthony J. Mendicino
          212 South Spring Mill Road
          Villanova, PA  19085

or to such other address as shall have been previously designated by written notice in accordance with this Section.

     20. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles thereof. Eastwind and Employee each hereby consent to personal jurisdiction in any action brought with respect to this Agreement in any Federal or State court within the Commonwealth of Pennsylvania.

     21. Employee expressly acknowledges that the Non-Compete provisions herein are a material consideration for the benefits provided by Eastwind under this Agreement and without the agreement of employee to be bound by such Non-Compete provisions, Eastwind would not enter into this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Attest:                                 THE EASTWIND GROUP, INC.


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Witness:                                By:
        --------------------               --------------------------------
                                        Employee:  Anthony J. Mendicino

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